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                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [ ] Definitive Proxy Statement

     [X] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             St. Paul Bancorp Inc.
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                (Name of Registrant as Specified in Its Charter)

                             St. Paul Bancorp Inc.
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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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ST. PAUL FEDERAL BANK LOGO

                                                        JOSEPH C. SCULLY
                                                        Chairman of the Board
                                                        and
                                                        Chief Executive Officer

                             YOUR VOTE IS IMPORTANT

                                                                  April 20, 1999

Dear Fellow Employee:

     Enclosed please find your personal copy of St. Paul Bancorp's 1998 Annual Report/10-K and Proxy Statement for our forthcoming Annual Meeting of Shareholders. As a St. Paul ESOP and/or 401-(k) participant, you will also find enclosed your voting instruction card by which you can instruct the Plan Trustees as to how you wish to vote your shares of St. Paul common stock held under one or both plans at the Annual Meeting.

     The Annual Meeting has been called to elect three directors for a three-year term and to consider a stockholder proposal. Your Board is unanimously opposed to the stockholder proposal because, among other things, it does not believe that placing a "for sale" sign on the Company is in the best long-term interest of shareholders or employees and is not likely to maximize shareholder value. YOUR BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF ITS NOMINEES AND "AGAINST" THE STOCKHOLDER PROPOSAL, WHICH APPEARS AS PROPOSAL NO. 2 ON YOUR CARD.

     Your vote is important, and without your instructions shares held in your plan account cannot be voted. Please note that you must mark each item on your card for your vote to be counted. Your instructions are confidential. ACCORDINGLY, YOU ARE ENCOURAGED TO EXERCISE YOUR VOTING RIGHTS BY MARKING, SIGNING AND DATING YOUR INSTRUCTION CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED.

     As a reminder, you may receive additional proxy cards for shares held in your own name, or shares held at your bank or broker. You should return each card you receive to make certain that all of your shares are voted.

     Your Board of Directors and management sincerely appreciate your cooperation and support. Thanks for your prompt attention to this matter.

                                          Sincerely,
                                          JOSEPH C. SCULLY

                                          Joseph C. Scully
                                          Chairman of the Board and
                                          Chief Executive Officer